50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY FOR IMMEDIATE RELEASE News Release Mercury Systems To Acquire Themis Computer • Creates platform to further penetrate C4I market • Broadens Mercury’s capabilities in rugged servers and tactical cloud computing solutions • Expands Mercury’s Navy and Army C4I program portfolio and customer footprint • Leverages Mercury’s investments in industry-leading embedded security capabilities ANDOVER, Mass. − Dec. 21, 2017 −Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com) today announced that it has signed a definitive agreement to acquire Themis Computer (Themis). Based in Fremont, Calif., Themis is a leading designer, manufacturer and integrator of commercial, SWaP- optimized rugged servers, computers and storage systems for U.S. and international defense programs. Pursuant to the terms of the agreement, Mercury will acquire Themis for an all cash purchase price of $180 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses are expected to be funded through Mercury’s existing revolving credit facility. Themis is on a rapid growth trajectory supported by a number of key design wins that are transitioning to production, and is currently expected to generate revenue of approximately $57 million for its fiscal year ending December 31, 2017 with adjusted EBITDA margins of approximately 23%. The acquisition is expected to be immediately accretive to adjusted EPS. “The acquisition of Themis is consistent with our strategy and will expand our position in the growing Command, Control, Communications, Computers and Intelligence (C4I) market,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We view Themis as a platform for accelerating our growth organically and through future acquisitions. With a large installed base and designed-in as a sole- source provider of rugged, rack-mounted servers for some of the largest Navy and Army server programs in the U.S. Department of Defense (DoD), Themis complements Mercury’s presence in those areas. In addition to accelerating our efforts to penetrate the C4I market we believe we can offer additional capabilities, most notably our industry-leading security IP portfolio, to Themis’ customers to meet their unique requirements and growing demand for secure and trusted computing.” “In summary, Themis is a strategic platform acquisition that will enable us to continue penetrating the C4I market and provide important new capabilities for our customers. We look forward to the Themis team becoming part of the Mercury family,” Aslett concluded. The acquisition is subject to customary closing conditions, including approval pursuant to the Hart- Scott-Rodino Antitrust Improvements Act of 1976. The transaction is currently expected to close during Mercury's fiscal 2018 third quarter ending March 31, 2018.

Mercury Systems To Acquire Themis Computer Page 2 50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY For more information, visit www.mrcy.com/acquisition or contact Mercury at (866) 627-6951 or info@mrcy.com. About Themis Computer Located in heart of Silicon Valley, at Fremont, California, Themis builds environmentally resilient computing solutions that integrate the latest commercial technologies and minimize size, weight and power (SWaP) for mission critical applications. Dedicated to providing reliable high performance computing platforms for military, aerospace, energy, and rugged commercial use; our products meet or exceed industry requirements, integrate the latest key technologies, and are proven to perform reliably under stress and in extreme environments. For more information, visit www.themis.com. Mercury Systems – Innovation That Matters™ Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # Contact: Gerry Haines, CFO Mercury Systems, Inc. +1 978-967-1990 Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.